EXHIBIT TO FORM N-SAR



May 31, 2001



Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:


We have read Item 77K of Form N-
SAR made by Fleming Mutual
Group, Inc. (copy attached), which
we understand will be filed with the
Commission, pursuant to Item 4 of
Form 8-K,
as part of the Company's amended
Form N-SAR filing and are in
agreement with the statements
contained therein.  We have no basis
to agree or disagree with other
statements of the registrant contained
in the above-referenced filing.







Ernst & Young LLP